                                                                   Exhibit 10.24
                                    AGREEMENT
                                     BETWEEN
                       INTERNATIONAL TOTAL SERVICES, INC.
                                       AND
                           CONTINENTAL AIRLINES, INC.
                         FOR PREBOARD SCREENING SERVICES



          This AGREEMENT, made and entered into as of this ____ day of _______________, 1990, by and between INTERNATIONAL TOTAL SERVICES, INC., (hereinafter called "ITS") and CONTINENTAL, AIRLINES, INC. (hereinafter called "CONTINENTAL").

          WHEREAS, Continental desires ITS to perform for it certain services with respect to Continental's operation at the location(s) described within the Exhibit(s) attached hereto (hereinafter called "Airport").

          WHEREAS, ITS is willing to perform such services in the manner and pursuant to the terms and conditions, hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                              SECTION I - SERVICES
                              --------------------

1.1 INSPECTION SERVICES
-----------------------

          ITS understands that in order to detect any Passenger who may be carrying any Dangerous Object onto an aircraft or into the Inspection Area, Continental must be able to rely upon ITS and its Inspectors. Therefore, ITS assures Continental of properly registered, well-qualified and well-trained Inspectors.

          ITS further understands that inasmuch as Continental places a high priority on quality service to passengers, Inspection Services must be conducted in an efficient and courteous manner. Continental understands, however, that ITS's first and primary duty is to detect any Passenger who may be carrying any Dangerous Object onto an aircraft or into the Inspection Area.

          ITS's Inspection services shall at all times be conducted in accordance with FAA Regulations, 14 CFR Parts 108 and 121.538, as amended.

          ITS shall ensure that its Inspectors comply with the procedures outlined by Federal Law.

          Upon receipt of a notice from Continental that an Inspector has engaged in improper conduct, has failed to perform Inspection Services satisfactorily, or is in Continental's opinion unqualified to perform Inspection Services, ITS agrees to prohibit within 24 hours of ITS's receipt of the Continental's notice such Inspector from performing Inspection Services.

          ITS's Inspection Services shall at all times be conducted in accordance with the Air Carrier Standard Security Program, "ACSSP".

                                SECTION 2 - FEES
                                ----------------

          Fees for services shall be at the rates set forth on the respective Exhibit(s) attached hereto describing such services and fees.

2.1  OVERTIME - ADDITIONAL PERSONNEL
---  -------------------------------

          If overtime rates are applicable as shall be indicated in the Exhibit(s) attached hereto, then, when ITS incurs overtime payroll expenses as a result of delay in scheduled activity, and/or additional activity, in addition to the other payments to be made by Continental to ITS hereunder, Continental shall pay to ITS the premium portion of the overtime incurred by ITS in performing such activity at the rates set forth in the applicable Exhibit(s) attached hereto. No overtime work shall be undertaken unless authorized in writing by Continental's authorized representative. All overtime will be for a minimum period in accordance with ITS's personnel policy and labor contracts, of which Continental will be advised prior to execution of this agreement.

          Upon Continental's written request, ITS will, to the extent of its capability, furnish additional personnel over and above the normal complement used in performing services hereunder, if the same shall be necessary to perform additional services to accommodate additional and/or unscheduled activity; provided, however, the complement of such personnel shall be reasonable. Continental shall give ITS not less than four (4) hours advance notice of its request for additional personnel and Continental shall, in addition to the other payments to be made by Continental to ITS hereunder, pay ITS for the services of such additional personnel at the applicable rates therefore set forth in the Exhibit(s) attached hereto.


                               SECTION 3 - PAYMENT
                               -------------------

          For the performance of the services described in Section I above and the Exhibit(s) attached hereto, Continental shall pay to ITS the rates and charges described in the Exhibit(s) applicable thereto; ITS shall render invoices for such services bi-weekly, in arrears, directly to Continental. Payment of invoices is due thirty (30) days from receipt of the invoice by Continental.


                      SECTION 4 - TAXES, LICENSES AND FEES
                      ------------------------------------

          ITS shall pay any and all taxes, licenses, fees and assessments, and penalties thereon, if any (including, without limitation, any and all taxes, assessments or charges based upon gross receipts and any and all fees required to be paid under any applicable licenses, leases or agreements), in any manner levied, assessed or imposed upon ITS by any governmental authority or agency thereof having jurisdiction, including, without limitation, the airport authority having jurisdiction over the Airport, as a result of or attributed to the performance of any service, or the sale of any product, by ITS for or to Continental under or pursuant to this Agreement. However, ITS reserves the right to charge the costs of any airport fees back to Continental.


                      SECTION 5 - STANDARDS OF PERFORMANCE
                      ------------------------------------

          All services to be performed hereunder shall be performed in a careful and workmanlike manner, and in performing such services, ITS shall comply with such written specifications and procedures as may be furnished to ITS by Continental or, in the absence thereof, in accordance with the standard procedures of ITS. In furnishing services hereunder, ITS agrees to observe all applicable requirements of the Federal Aviation. In furnishing services hereunder, ITS agrees to observe all applicable requirements of the Federal Aviation Administration (or any successor thereto and other governmental authorities having jurisdiction. ITS shall provide suitable equipment and adequate and competent supervision and personnel to furnish the services to be performed hereunder unless specific differences are specified in the Exhibit(s) attached hereto.


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

                         SECTION 6 - NON-DISCRIMINATION

          ITS is an Equal Opportunity Employer, and as such EEO clauses contained at 41 CFR Section 60-1.4, 60-250.4 and 60-741.4, are incorporated and made a part hereof by reference.

          In the performance of its functions and activities, ITS shall not discriminate on the basis of handicap, consistent with the Air Carrier Access Act of 1986 and the regulations of the Department of Transportation set forth in 14 CFR Part 382.


                      SECTION 7 - WORKMAN'S COMPENSATION OR
                      -------------------------------------
                         EMPLOYER'S LIABILITY INSURANCE
                         ------------------------------

          The employees of ITS engaged in performing the services furnished hereunder shall be the employees of ITS for all purposes, and shall under no circumstances be deemed to be employees of Continental. Each party assumes full responsibility for any and all liability to its own employees on account of injury, or death resulting therefrom, sustained in the course of their employment. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of Workman's Compensation or employer's liability insurance-premiums with respect to such employees, and for the payment of all taxes, contributions, or other payments for unemployment compensation or old age benefits, pensions, or annuities now or hereafter imposed upon employers by an government or agency thereof having jurisdiction in respect of such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, and agrees to make such payments and to make and file all reports and returns and to do everything necessary to comply with the laws imposing such taxes, contributions or payments. ITS insurance policies shall be endorsed to waive all rights of subrogation against Continental and its insurers except when Continental is negligent and intentionally causes injury to ITS's employees.


                              SECTION 8 - INDEMNITY
                              ---------------------

          ITS agrees to defend, indemnify and hold harmless Continental, its parent, subsidiaries and assigns, officers, employees and agents from and against any and all claims, losses, liabilities, counsel fees, costs and expenditures incident thereto incurred by or asserted against Continental as a result of damage to the property of Continental or others, or personal injuries to or injuries resulting in death, of any person or persons including directors, officers, employees and agents of Continental arising out of the negligent acts or omissions of ITS, its directors, officers, employees or agents in its performance of services hereunder.

          Continental agrees to defend, indemnify and hold harmless ITS, its officers, employees and agents from and against any and all claims, losses, liabilities, counsel fees, costs and expenditures incident thereto incurred by or asserted against ['I'S as a result of damage to the property of ITS or others, or personal injuries to or injuries resulting in death, of any person or persons including directors, officers, employees and agents of ITS arising out of the negligence or willful misconduct of Continental, its directors, officers, employees or agents in its performance of services hereunder.

          The parties further agree that ITS's duty to indemnify will not extend to cover claims arising from or in connection with the installation, design, placement, maintenance and operation of equipment provided to ITS by CONTINENTAL provided that such equipment is used by ITS in a proper and reasonable manner.


                              SECTION 9 - INSURANCE
                              ---------------------

          ITS shall at its own cost and expense procure and maintain in full force and effect during the term of this Agreement policies of insurance of the types and in the minimum amounts stated below with responsible insurance companies acceptable to Continental, covering the operations of ITS pursuant to the Agreement. It is further understood that all policies of insurance provided by ITS shall be primary as remedy for claims resulting from this Agreement.

TYPE OF INSURANCE                                    MINIMUM COVERAGE
-----------------                                    ----------------
Comprehensive General Liability             A total combined single
                                            limit of primary and excess
                                            coverage in the amount of Ten
                                            Million ($10,000,000) Dollars for
                                            each and every loss overall.

Automobile Liability                        A total combined single
(Both owned and Hired)                      limit of primary and excess
                                            coverage in the amount of Ten
                                            Million ($10,000,000) Dollars for
                                            each and every loss overall.


Worker's Compensation                       Statutory limits
Employer's Liability                        $500,000


          ITS will provide Continental with Certificates of Insurance, evidencing all of the above coverages, including all special requirements, specifically noted, prior to commencement of the service under this Agreement and further shall provide Continental with Certificates of Insurance evidencing renewal, substitution or change of such insurance 30 days prior to such. Certificates of Insurance shall be appropriately endorsed as follows:

          a. to waive any rights of subrogation against Continental, its directors, officers, its agents or employees and to their authorized representatives, except for negligence and/or willful misconduct.

          b. to provide, that, in respect of Continental, such insurance shall not be invalidated by any action or inaction of Continental or other person, other than Continental, and shall insure the interest of Continental regardless of any breach or violation by ITS or any other person, other than Continental, of any warranties, declarations or conditions contained in such policies.

          c. to provide that any cancellation, reduction, lapse or other, adverse change in such policy shall not be effective as to Continental until the expiration of thirty (30) days after written notice is sent by registered mail to Continental of such action.

          d. to provide that such insurance is primary without right of contribution from Continental's insurance.

          e. to provide that Continental is not obligated for the payment of any premiums, deductibles, retention or self-insurance thereunder.

          f. to provide that all of the provisions thereof except the limits of liability under the policy, shall operate in the same limits of liability under the policy covering each insured.

          g. to provide that Continental is an additional insured under the general liability and automobile liability policies except for gross negligence or willful misconduct; and to provide contractual liability coverage for assumed liability under the terms of this agreement.


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

          h. Continental shall have full, complete and immediate access to all investigative processes and information regarding any incident giving rise to actual or potential injury, loss or damage.

          Simultaneously with the execution and delivery of this Agreement and upon each policy renewal, ITS shall provide Continental with certificates of its insurance evidencing the coverage and endorsements set forth above.

          Continental shall be entitled to certified copies of any and all insurance policies at its discretion. Certificates of insurance should be furnished to Continental's Risk Management Department at the address listed in
Section 15 of this Agreement.

          In the event that ITS fails to maintain in full force and effect any of the insurance and endorsements described in this insurance section, Continental shall have the right (but not the obligation) to terminate this agreement immediately or to procure and maintain such insurance or any part thereof at ITS' cost. The cost of such insurance shall be payable by ITS to Continental upon demand by Continental. The procurement of such insurance or any part thereof by the other party shall not discharge or excuse the defaulting party's obligation to comply with the provisions of this insurance section.


                           SECTION 10 - GOVERNING LAW
                           --------------------------

          THIS AGREEMENT IS MADE WITHIN, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SERVICES ARE PROVIDED.


                             SECTION II - ASSIGNMENT
                             -----------------------

          This Agreement and the rights and obligations created hereunder shall not be assignable or delegable by ITS hereto without the prior written consent of Continental. However, Continental expressly reserves authority to assign its rights and obligations hereunder to any of its subsidiaries or affiliates without prior written consent from ITS.


                           SECTION 12 - RIGHT TO AUDIT
                           ---------------------------

          ITS shall at all times keep complete and accurate books, records and accounts from which may be determined the basis for billing by it of screening services rendered to Continental at each Airport. Such books, records and accounts shall be open for inspection, examination, audit and copying by Continental or its designated representatives at all reasonable times, during the course of this agreement.


                            SECTION 13 - MODIFICATION
                            -------------------------

          Continental and ITS agree that this Agreement may be modified only in writing and signed by duly authorized representatives of each party.


                    SECTION 14 - EFFECTIVE DATE, TERMINATION
                    ----------------------------------------

          This Agreement shall become effective as of October 1, 1990 and shall continue in full force and effect until terminated by either party upon thirty
(30) days advance written notice.


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

          However, if there is enacted any law, regulation, ruling, or any other such mandate of any Government authority having jurisdiction over the subject matter which alters the hours of service, rates of a pay, working conditions or costs of performing the service provided hereunder, Continental agrees that the rates will be subject to renegotiation upon thirty (30) days advanced written notice, and that the above maximum increase will not apply. In the event the parties are unable to agree on such rates and charges, this agreement then may be terminated on thirty (30) days written notice.

          Notwithstanding the foregoing, in the event Continental fails to make payments as set forth in Section 3 of this Agreement and the Exhibit(s) attached hereto, ITS shall serve written notice upon Continental calling attention to the particular failure to make timely payment. Continental shall be given thirty
(30) days from the time of receiving such notice to make such payment. If payment is not made, ITS may cancel this Agreement immediately upon written notice. In the event ITS breaches any term of this agreement, Continental shall serve upon ITS a written notice calling attention to the particular breach complained of, and demanding the correction thereof. In the event ITS fails to correct such breach within twenty-four (24) hours from the time of receiving such written notice, Continental may cancel this Agreement immediately upon written notice to ITS and all rights of ITS shall then terminate.


                              SECTION 15 - NOTICES
                              --------------------

          Notices given hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, certified, registered or express, with postage prepaid and addressed, if to ITS, at:

                      INTERNATIONAL TOTAL SERVICES, INC.
                      626 Terminal Tower
                      Cleveland, Ohio 44113
                      Attn:   Legal Department

and if to CONTINENTAL, at:

                      CONTINENTAL AIRLINES, INC.
                      P.0. Box 4806
                      Houston, Texas 77210-4607
                      Attn.  Vice President, Properties and
                      Purchasing


                          SECTION 16 - ENTIRE AGREEMENT
                          -----------------------------

          This agreement and the exhibits attached hereto constitute the entire agreement between Continental and ITS, and supersedes all prior contracts, proposals or communications, either oral or written between the parties at the locations identified more fully in the Exhibit (s) attached hereto.


                 SECTION 17 - DOT/FAA ANTI-DRUG TESTING PROGRAM
                 ----------------------------------------------

          As a condition of providing "safety sensitive" or security related services, each party hereto shall comply with all applicable Federal Laws, Rules and Regulations issued pursuant thereto, including without limitation, and to the extent applicable to this Agreement, the provisions contained within 49 CFR
Part 40 and 14 CFR Parts 121, 135, 145 et al, which provisions are incorporated herein by reference as if set forth in full.


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

          By execution of this Agreement, each party represents and warrants Compliance with the aforementioned regulations and will furnish proof thereof upon demand.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


CONTINENTAL AIRLINES, INC.                   INTERNATIONAL TOTAL SERVICES, INC.

By:________________________                  By:_________________________

Name:______________________                  Name:_______________________

Title:_____________________                  Title:______________________

                             AMENDMENT TO AGREEMENT
                             ----------------------


          THIS AMENDMENT, made and entered into as of the 1st day of January, 1995, by and between International Total Services, Inc. (hereinafter referred to as Handler) and Continental Airlines, Inc. (hereinafter referred to as "Carrier").


                              W I T N E S S E T H:

          WHEREAS, Handler and Carrier are parties to a certain agreement made as of November 11, 1990, (hereinafter referred to as the "Agreement") pursuant to which Handler provides certain services for Carrier at the location(s) described within the Exhibit(s) here to (hereinafter called Airports); and

          WHEREAS, the parties desire to amend the Agreement in certain respects;

          NOW, THEREFORE, Handler and Carrier hereby agree as follows:

          To add the following section eighteen (18) to the agreement.

                             SECTION 18 - PENALTIES
                             ----------------------

          Handler will pay for FAA fines up to $10,000 maximum per incident when Handler is responsible for the actions at the security checkpoint, provided that Handler is given information about the incident and has the opportunity to assist Carrier in the defense of the claim.

          This Amendment shall be effective as of January 1, 1995.

          Except as herein amended, the Agreement shall remain unchanged and in full force and affect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first written above.

CONTINENTAL AIRLINES, INC.                INTERNATIONAL TOTAL SERVICES, INC.

By:________________________               By:_________________________

Name:______________________               Name:_______________________

Title:_____________________               Title:______________________

                                   SCHEDULE B

                        RATES APPLICABLE TO FAILED AUDITS

                               IAH - JUNE 1, 1992


EVENT                     NARROW BODY       WIDE BODY              SUPER BODY
-----                     -----------       ---------              ----------
MEC                       $ N/A             $ N/A                  $ N/A
RON Clean                 $ 105.24          $ 236.79               $ 394.65
Turn/Through Clean        $  26.37          $  52.74               $  79.11
International Turn        $ N/A             $ 157.86               $ 236.79
Up Graded Turn            $  39.47          $ 157.86               $ 236.79
Carpet:
     a) Aisle:            $ 11.98           $  23.95               $  35.94
     b) Complete:         $ 23.95           $  49.70               $  71.85

                                        June 20, 1995


Jody Maidlow
Contract Sales Specialist
Continental Airlines, Inc.
P.O. Box 4607
Houston, TX 77210-4607


        Re:  Amendment to Agreement - SYS


Dear Ms. Maidlow:

        Enclosed please find two (2) fully executed copies of the above-referenced Amendment for your files.

        If you should have any questions, please do not hesitate to call.


                                                Very truly yours,



                                                Scott E. Brewer, Esq.
                                                General Counsel

June 9, 1995



Mr. Scott Brewer
ITS
Crown Centre
5005 Rockside Road
Cleveland, Ohio 44131


        RE:  Amendment to Agreement - SYS


Dear Mr. Brewer:

Enclosed please find three (3) original copies of the above referenced Agreement between Continental Airlines and I T S. Please review these documents and, if all is in order, have them executed on behalf of I T S, keep one copy for your file and return two (2) fully executed originals to my attention.

If you should have any questions or concerns regarding these documents, please do not hesitate to contact me at (713) 834-2227.


Sincerely,


Continental Airlines, Inc.



Jody Maidlow
Contract Sales Specialist
Contract Sales and Service


enclosure
cc:  contract file



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